UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 25, 2012

SKY PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-99455	32-0027992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Avenue, Suite 1540, Austin, Texas, 78701
 (Address of principal executive offices)              (Zip Code)

Registrant’s telephone number, including area code: (512) 687-3427

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.                      Material Modification to the Rights of Security Holders

On June 25, 2012, Sky Petroleum, Inc. (the “Registrant”)  issued a stop order notice to its transfer agent related to the 3,000,000 shares of common stock and 3,863,636 shares of Series B Preferred Stock (the “Series B Preferred Stock” and together with the common stock, the “Orsett Shares”) held by Orsett Ventures, Inc. (“Orsett”).  The Orsett Shares are “restricted securities” within the meaning of Rule 144(a)(3) of the United States Securities Act of 1933, as amended (the “Securities Act”), and each share certificate representing the Orsett Shares bears a legend restricting transfer.

Pursuant to resolutions adopted and approved by the Board of Directors of the Registrant, the Registrant’s transfer agent was directed:

(a)	not to remove the restrictive legends from the share certificates representing the Orsett Shares;

(b)	not to effect or facilitate the transfer, assignment, conveyance or sale of any of the Orsett Shares; and

(c)	not to effect the conversion of the Series B Preferred Stock into shares of common stock of the Corporation,

unless the transfer agent receives the expressed written instructions of the Secretary of the Registrant.

The Orsett Shares were issued to Orsett under the terms of Amendment No. 1, dated June 29, 2010, and Amendment No. 2, dated October 3, 2010, to the Consultant Agreement for Business Development in the Republic of Albania, dated May 18, 2010, between the Registrant and Orsett, in connection with the Production Sharing Contract, dated June 24, 2010 (the “PSC”), by and between the Registrant and the Ministry of Economy, Trade and Energy of Albania, acting through the National Agency of Natural Resources of Albania.  As reported in the Registrant’s Form 8-K dated December 23, 2011, Sky Petroleum delivered Notice of Arbitration on December 22, 2011, under the Arbitration Rules of the United Nations Commission on Internal Trade Law to AKBN to institute an arbitration proceeding against the Ministry of Economy, Trade and Energy of Albania, acting by and through AKBN, for breach of the PSC.  The arbitration proceeding arises out of the alleged termination of the PSC in breach of the expressed termination provisions in Article 24 of the PSC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY PETROLEUM, INC.
June 29, 2012	By: /s/ Michael Noonan Michael Noonan Chief Financial Officer and Secretary